UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 4, 2013
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, including Area Code: (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2013, Mannatech, Incorporated ("Mannatech") entered into a new Consulting Agreement with Wonder Enterprises, LLC ("Wonder") for the consulting services of Mr. Caster, an employee of Wonder and a major shareholder and founder of Mannatech.  The term of the agreement will be from December 1, 2013, the effective date, until February 28, 2014 ("Term") unless earlier terminated.

Pursuant to the terms of the Consulting Agreement, Mannatech will pay Wonder $150,000 plus reimbursable expenses for consulting services.

Mannatech may terminate the Consulting Agreement for cause at any time upon written notice to Wonder or Mr. Caster.  Mannatech may terminate the Consulting Agreement without cause upon 30 days' written notice to Wonder or Mr. Caster, and in such event Mannatech shall remain obligated to continue paying Wonder and Mr. Caster for the remainder of the term.

Mannatech may renew the Consulting Agreement for additional periods of three months by giving written notice to Wonder on or before thirty days prior to the end of any current Term.

The above summary of the material terms of the Consulting Agreement is qualified by reference to the text of the Consulting Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

10.1*	Consulting Agreement, effective as of December 1, 2013, by and between Mannatech, Incorporated and Wonder Enterprises, LLC.

* filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: December 4, 2013	By:	/s/ S. Mark Nicholls
S. Mark Nicholls Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

10.1*	Consulting Agreement, effective as of December 1, 2013, by and between Mannatech, Incorporated and Wonder Enterprises, LLC.

* filed herewith.